SUBSIDIARIES OF JOHN WILEY & SONS, INC.<F1>
                 ----------------------------------------------

                                                     Jurisdiction
                                                       In Which
                                                     Incorporated
                                                  -------------------
Wiley Europe Limited                                    England
     Wiley Heyden Limited                               England<F2>
     John Wiley & Sons Limited                          England<F2>
     Academy Group Limited                              England<F2>
     Chancery Law Publishing Limited                    England<F2>
Jacaranda Wiley Limited                                 Australia
John Wiley & Sons (HK) Limited                          Hong Kong
Wiley Interscience, Inc.                                New York
John Wiley & Sons International Rights, Inc.            Delaware
Wiley-Liss, Inc.                                        Delaware
Wiley Publishing Services, Inc.                         Delaware
Wiley Subscription Services, Inc.                       Delaware
Clinical Psychology Publishing Company, Inc.            Delaware
John Wiley & Sons Canada Limited                        Canada
Wiley Foreign Sales Corporation                         Barbados
John Wiley & Sons (Asia) Pte Ltd.                       Singapore
Scripta Technica, Inc.                                  District of Columbia
John Wiley & Sons GmbH                                  Germany
     VCH Verlagsgesellschaft mbH                        Germany<F3>
         Wilhelm Ernst & Sohn, Verlag fur
              Architektur und technische
              Wissenschaften, GmbH                      Germany<F4>
         Akademie Verlag GmbH                           Germany<F4>
         Chemical Concepts Gesellschaft fur
              Chemie-Informationssysteme mbH            Germany<F4>
         VCH Publishers (U.K.) Limited                  England<F4>
         VCH Verlags AG                                 Switzerland<F4>
         Verlag Chemie GmbH                             Germany<F4>
         Physik-Verlag GmbH                             Germany<F4>

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<F1> The names of other  subsidiaries  which would not  constitute a significant subsidiary in the aggregate have been omitted.
<F2> Subsidiary of Wiley Europe Limited.
<F3> Subsidiary of John Wiley & Sons GmbH.
<F4> Subsidiary of VCH Verlagsgesellschaft mbH.